Exhibit 10.1

PURCHASE AGREEMENT

April 24, 2015

The Osterweis Strategic Income Fund and the Osterweis Strategic Investment Fund (including any other persons or entities purchasing Notes (as defined below) hereunder for whom the undersigned Investor holds contractual and investment authority, the “Investor”) enters into this Purchase Agreement (the “Agreement”) with Power Solutions International, Inc., a Delaware corporation (the “Company”), on the date first written above, whereby the Investor will purchase for cash (the “Purchase”) certain of the Company’s Senior Notes due 2018 (the “Notes”) that will be issued pursuant to the provisions of an Indenture, to be dated as of the Closing Date (as hereinafter defined) in the form of EXHIBIT A hereto (the “Indenture”) by and among the Company, each of the guarantors named therein (the “Guarantors”) and The Bank of New York Mellon Trust, as Trustee (the “Trustee”). This Agreement, the Indenture, the Notes and the related Guarantees (as defined in the Indenture) are collectively herein referred to as the “Transaction Documents”.

On and subject to the terms hereof, the parties hereto agree as follows:

ARTICLE I: Purchase of Notes

Section 1.1 Purchase. At the Closing (as defined herein), the Investor hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Investor, the following principal amount of the Notes for the cash purchase price specified below:

Principal Amount of Notes to be Purchased:	$55,000,000
(the “Purchased Notes”)

Purchase Price for Purchased Notes:	100% of the principal amount of the Purchased Notes ($55,000,000) (the “Purchase Price”).

Section 1.2 Closing. Subject to the terms and conditions hereof, the closing (the “Closing”) of the Purchase shall occur on or about April 29, 2015 (the “Closing Date”) or such other date as the parties hereto may agree in writing. At the Closing, (a) the Investor shall deliver or cause to be delivered to the Company the Purchase Price, in immediately available cash in U.S. dollars, and (b) the Company shall issue to the Investor the Purchased Notes; provided, however, that the parties acknowledge that the issuance of the Purchased Notes to the Investor may be delayed due to procedures and mechanics within the system of the Depository Trust Company (“DTC”) and that such delay will not be a default under this Agreement so long as (i) the Company is using best efforts to effect the issuance of one or more global notes representing the Purchased Notes, (ii) such delay is no longer than three business days, and (iii) interest shall accrue on the Purchased Notes from the date of the Indenture.

Section 1.3 Conditions to Closing.

(a) The obligation of the Investor hereunder to consummate the Purchase contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and the Guarantors shall have executed and delivered each of the Transaction Documents to which they are a party;

(ii) The Company and the Guarantors shall have performed in all material respects all of their covenants and obligations to be performed prior to the Closing Date under the Transaction Documents;

(iii) The Company and the Guarantors shall have delivered to the Investor a certificate of the Company and each Guarantor, dated the Closing Date, executed by the secretary of the Company and each Guarantor certifying in such capacity and on behalf of the Company (i) as to the incumbency and signature of the officer of the Company and each Guarantor who executed any of the Transaction Documents; and (ii) as to the adoption of resolutions of the board of directors of the Company and each Guarantor which are in full force and effect on the Closing Date, authorizing (x) the execution and delivery of the Transaction Documents and (y) the performance of the obligations of the Company and each Guarantor thereunder;

(iv) The Company shall have delivered to the Investor a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, dated the Closing Date, to the effect that the representations and warranties of the Company in this Agreement are true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date with the same effect as if made on the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and that the Company and the Guarantors have complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(v) The Company shall have obtained Committee on Uniform Securities Identification Procedures numbers (CUSIP numbers) for the Purchased Notes. On the Closing Date, the Purchased Notes shall be eligible for deposit at DTC and for DTC book-entry services;

(vi) The Purchased Notes, as of the Closing Date, satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act; and

(vii) The Company shall have delivered to the Investor the opinion of Schiff Hardin LLP, dated as of the Closing Date, in substantially the form of EXHIBIT B attached hereto, subject to customary exceptions and assumptions.

(b) The obligation of the Company hereunder to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(i) The Investor shall have executed and delivered to the Company each of the Transaction Documents to which it is a party;

(ii) The Investor shall have delivered, or caused to be delivered, to the Company the Purchase Price in accordance with the written instructions of the Company;

(iii) The representations and warranties of the Investor in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date with the same effect as if made on the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date); and

(iv) There shall not be in effect any laws, regulations or governmental or judicial decrees, injunctions or orders restraining, enjoining or otherwise prohibiting the consummation of the Purchase contemplated hereby.

ARTICLE II: Covenants, Representations and Warranties of the Investor

The Investor hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and on the Closing Date, to the Company and Piper Jaffray & Co., and all such covenants, representations and warranties shall survive the Closing.

Section 2.1 Power and Authorization. The Investor is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement and each other Transaction Document to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the Purchase contemplated hereby and thereby. If the Investor that is signatory hereto is executing this Agreement or the other Transaction Documents to which it is a party to effect the purchase of the Purchased Notes by one or more other persons or entities (all of whom are thus included in the definition of “Investor” hereunder), (a) such signatory Investor has all requisite discretionary authority to enter into this Agreement and such other Transaction Documents on behalf of, and bind, each such other person or entity that is purchasing Purchased Notes; and (b) EXHIBIT C hereto is a true, correct and complete list of (i) the name of each party acquiring (as beneficial owner) Purchased Notes hereunder, (ii) the principal amount of Purchased Notes being acquired by such Investor and (iii) the DTC Participant name of, DTC Participant contact name for, and DTC Participation number of such Investor. Each purchasing beneficial owner set forth on Exhibit C is a resident of the jurisdiction specified below its address on such Exhibit.

Section 2.2 Valid and Enforceable Agreement; No Violations. This Agreement and each other Transaction Document to which the Investor is a party has been (or by the Closing will have been) duly executed and delivered by the Investor and constitutes or will constitute a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement, each other Transaction Document to which the Investor is a party, and consummation of the Purchase contemplated herein and therein will not violate, conflict with or result in a breach of or default under (i) the Investor’s organizational documents, (ii) any agreement or instrument to which the Investor is a party or by which the Investor or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Investor, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the ability of the Investor to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.

Section 2.3 Accredited Investor & Qualified Institutional Buyer. The Investor is an “Accredited Investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act, and was not organized for the purpose of acquiring the Purchased Notes.

Section 2.4 No Affiliate Status. The Investor is not, and has not been during the consecutive three month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company.

Section 2.5 Restricted New Notes. The Investor (a) acknowledges that the issuance of the Purchased Notes pursuant to the Purchase has not been and will not be registered under the Securities Act or any state securities laws, and the Purchased Notes are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering which depend upon, among other things, the accuracy of certain of the Investor’s representations as expressed herein, (b) understands that the Notes are “restricted securities” under applicable securities laws and that, pursuant to these laws and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state laws or unless an exemption from such registration and qualification is available, and that evidence of the Purchased Notes will bear one or more legends to such effect and as otherwise required by the Indenture (with the removal of any such legend governed by the terms of the Indenture), and (c) is acquiring the Purchased Notes for investment purposes only, for the account of the Investor and not with any view toward a distribution thereof or with any intention of selling, distributing or otherwise disposing of the Purchased Notes in a manner that would violate the registration requirements of the Securities Act. The Investor is able to bear the economic risk of holding the Purchased Notes for an indefinite period and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Notes.

Section 2.6 No Illegal Transactions. The Investor has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with the Investor has, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that such Investor was first contacted by either the Company, Piper Jaffray & Co. or any other person regarding an investment in the Notes or the Company. Such Investor covenants that neither it nor any person acting on its behalf or pursuant to any understanding with such Investor will engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed. “Short Sales” means “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers. Solely for purposes of this Section 2.6, subject to the Investor’s compliance with its obligations under the U.S. federal securities laws and the Investor’s internal policies, “Investor” shall not be deemed to include any subsidiaries or affiliates of the Investor that are effectively walled off by appropriate “Chinese Wall” information barriers approved by the Investor’s legal or compliance department (and thus have no knowledge of and have not been privy to any information concerning the Purchase).

Section 2.7 Adequate Information; No Reliance. The Investor acknowledges and agrees that (a) the Investor has been furnished with all materials relating to the Company and the Purchase that the Investor considers necessary or appropriate to making an investment decision to enter into the Purchase and to invest in the Purchased Notes and has had the opportunity to review the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, all filings made pursuant to the Exchange Act (collectively, the “SEC Documents”), (b) the Investor has had a full opportunity to ask questions of the Company and its representatives concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Purchase, (c) the Investor understands that its investment in the Purchased Notes involves a high degree of risk and has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Purchase and to make an informed investment decision with respect to the Purchase and (d) the Investor has had such opportunity to obtain from representatives of the Company such materials relating to the Company and the Purchase as is necessary to permit it to evaluate the merits and risks of its investment in the Company and has independently, without reliance upon any representatives of the Company (including its counsel) or Piper Jaffray & Co. (including its counsel) and based on such materials relating to the Company and the Purchase as the Investor deemed necessary and appropriate, made its own analysis and decision to enter into this Agreement and the other Transaction Documents to which it is a party.

Section 2.8 No Public Market. The Investor understands that no public market exists for the Purchased Notes, and that there is no assurance that a public market will ever develop for the Purchased Notes.

ARTICLE III: Covenants, Representations and Warranties of the Company

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof (other than with respect to the representation as to no conflicts with agreements and instruments in Section 3.2, which shall be as of the Closing Date only) and on the Closing Date, to the Investor, and all such covenants, representations and warranties shall survive the Closing.

Section 3.1 Power and Authorization. The Company and each Guarantor is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as applicable, and has the power, authority and capacity to execute and deliver this Agreement and each other Transaction Document to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the Purchase contemplated hereby and thereby.

Section 3.2 Valid and Enforceable Agreements; No Violations. This Agreement and each other Transaction Document to which the Company is a party has been (or by the Closing will have been) duly executed and delivered by the Company and constitutes (or will constitute) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except that such enforcement may be subject to the Enforceability Exceptions. Each Transaction Document to which the Guarantors are a party has been (or by the Closing will have been) duly executed and delivered by each Guarantor and constitutes (or will constitute) a legal, valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. At the Closing, the Indenture will govern the terms of the Purchased Notes. All consents, approvals, orders and authorizations required on the part of the Company and the Guarantors in connection with the execution, delivery or performance of the Transaction Documents and the consummation of the Purchase have been obtained and will be effective as of the Closing Date, other than (i) such filings required to be made after the Closing under applicable federal and state securities laws and (ii) with respect to any of the foregoing, where the failure to make or obtain would not reasonably be expected to have a material adverse effect on, or a material adverse change in, (A) the business, operations, financial condition, prospects or results of operations of the Company and its subsidiaries, taken as a whole, or (B) the ability of the Company or the Guarantors to perform their obligations under this Agreement and the other Transaction Documents, as applicable (a “Material Adverse Effect”). The entering into of the Transaction Documents and the consummation of the Purchase will not violate, conflict with or result in a breach of or default under (i) the charter, bylaws or other organizational documents of the Company or the Guarantors, (ii) any agreement or instrument to which the Company or any Guarantors is a party or by which the Company or any Guarantors or any of their assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company or any Guarantors, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

Section 3.3 Validity of the Purchased Notes. The Purchased Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Investor pursuant to the Purchase and payment of the Purchase Price in accordance with the terms of this Agreement, the Purchased Notes will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, except in each case that such enforcement may be subject to the Enforceability Exceptions. The issuance of the Purchased Notes will not be subject to any preemptive, participation, rights of first refusal and other similar rights. Assuming the accuracy of the Investor’s representations and warranties hereunder, the Purchased Notes (i) will be issued in the Purchase exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, and (ii) will be issued in compliance with all applicable state and federal laws concerning the issuance of the Purchased Notes.

Section 3.4 Legal Proceedings. No legal or governmental proceedings or investigations are pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are not described in the SEC Documents, except for such proceedings or investigations which would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

Section 3.5 Compliance with Laws. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to have such certificates, authorizations and permits would not reasonably be expected to have a Material Adverse Effect, and none of the Company and its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are and have been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements relating to their respective businesses, except where any such non-compliance would not reasonably be expected to have a Material Adverse Effect.

Section 3.6 No Material Adverse Effect. Since the respective dates as of which information is given in the SEC Documents, (a) there has not been any material change in the business, operations, prospects, properties or condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, except as disclosed in the SEC Documents; and (b) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case, that has had, or could reasonably be expected to have, a Material Adverse Effect.

Section 3.7 Disclosure. On or before the first business day following the Closing Date, the Company shall issue a press release or file with the SEC a Current Report on Form 8-K disclosing all material terms of the Purchase and any other nonpublic information that is material to the Company and was delivered by the Company or its agents or counsel to the Investor or any agent acting on its behalf (to the extent not previously publicly disclosed).

Section 3.8 No Bad Actor Disqualification. Neither the Company nor an affiliate thereof has engaged in conduct or is the subject of any disqualifying event under Rule 506 of Regulation D promulgated under the Securities Act that would disqualify the Company from relying on Rule 506 of Regulation D as an exemption from registration of the Notes under the Securities Act.

ARTICLE IV: Miscellaneous

Section 4.1 Reasonable Best Efforts. Each party shall use its reasonable best efforts to satisfy each of the conditions to be satisfied by it as provided in Section 1.3 of this Agreement.

Section 4.2 Further Assurances. The Investor and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

Section 4.3 Costs and Expenses. The Investor and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys’ fees.

Section 4.4 Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or sent by reputable overnight courier service (charges prepaid) to such address and to the attention of such person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or two business days after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day.

Section 4.5 Entire Agreement. This Agreement, the Transaction Documents and any documents and agreements executed in connection with the Purchase, including the e-mail confirmation dated April 8, 2015 of the non-disclosure agreement, embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.6 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 4.7 Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 4.8 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

Section 4.9 Waiver of Jury Trial. Each party hereby agrees to waive any right to a trial by jury in any proceeding or counterclaim (whether based upon contract, tort or otherwise) with respect to any claim, counter-claim or action arising out of or in connection with this Agreement or the transactions contemplated hereby (including, without limitation, the Purchase).

Section 4.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or other electronic transmission shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Daniel P. Gorey
Name:	Daniel P. Gorey

Title:	Chief Financial Officer

THE OSTERWEIS STRATEGIC INCOME FUND

By:	/s/ Bradley Kane
Name:	Bradley Kane

Title:	VP and Assistant Portfolio Manager

THE OSTERWEIS STRATEGIC INVESTMENT FUND

By:	/s/ Bradley Kane
Name:	Bradley Kane

Title:	VP and Assistant Portfolio Manager

EXHIBIT A

Form of Indenture

[Under Separate Cover]

EXHIBIT B

Form of Company Counsel Opinion

1. The Company is validly existing and in good standing under the laws of the jurisdiction of its incorporation.

2. Each Guarantor is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

3. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement, and the execution, delivery and performance thereof by the Company have been duly authorized by all necessary corporate action on the part of the Company.

4. The Company, and each Guarantor that is a corporation, has the corporate power and authority to execute, deliver and perform its obligations under the Indenture, and the execution, delivery and performance thereof by the Company or each such Guarantor have been duly authorized by all necessary corporate action on the part of the Company or such Guarantor, as applicable.

5. Each Guarantor that a limited liability company has the limited liability company power and authority to execute, deliver and perform its obligations under the Indenture, and the execution, delivery and performance thereof by each such Guarantor have been duly authorized by all necessary limited liability company action on the part of such Guarantor.

6. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Notes, and the execution, delivery and performance thereof by the Company have been duly authorized by all necessary corporate action on the part of the Company.

7. The Purchase Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

8. The Indenture has been duly executed and delivered by the Company each Guarantor and constitutes the legal, valid and binding obligation of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms.

9. When the Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Investors in accordance with the terms of the Purchase Agreement, the Notes and the Guarantees will constitute the legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and each respective Guarantor in accordance with their respective terms. All conditions precedent provided for in the Indenture to the issuance, authentication and delivery of the Notes have been complied with.

10. The execution and delivery by the Company of each of the Transaction Documents do not, and the performance by the Company of its obligations under the Transaction Documents will not, (i) violate the certificate of incorporation or bylaws of the Company, (ii) violate any Applicable Law applicable to the Company, (iii) violate any judgment, injunction, order or decree to which the Company is subject that is listed on the Officer’s Certificate of the Company attached to this opinion letter, or (iv) breach or result in a default under any indenture, mortgage, instrument or agreement that is listed on the Officer’s Certificate of the Company attached to this opinion letter.

11. The execution and delivery by each Guarantor of the Indenture does not, and the performance by each Guarantor of their respective obligations under the Indenture will not, (a) with respect to each Guarantor that is a corporation, violate its certificate of incorporation or articles of incorporation, as applicable, or bylaws, (b) violate any Applicable Law applicable to each Guarantor, (c) violate any judgment, injunction, order or decree to which any Guarantor is subject that is listed on the Officer’s Certificate of the Company attached to this opinion letter, or (d) breach or result in a default under any indenture, mortgage, instrument or agreement that is listed on the Officer’s Certificate of the Company attached to this opinion letter.

12. Neither the execution and delivery by the Company of any of the Transaction Documents nor the performance by the Company of its obligations under the Transaction Documents requires any consent or approval from or filing with any governmental authority of the State of Delaware, the State of Illinois or the United States of America under any Applicable Law, except for filings or notices required pursuant to state securities laws and blue sky laws and the rules and regulations of FINRA (as to which we express no opinion) and the U.S. federal securities laws (as to which we express no opinion).

13. Neither the execution and delivery by the Guarantors of the Indenture nor the performance by the Guarantors of their respective obligations under the Indenture requires any consent or approval from or filing with any governmental authority of the State of Delaware, the State of Illinois or the United States of America under any Applicable Law, except for filings or notices required pursuant to state securities laws and blue sky laws and the rules and regulations of FINRA (as to which we express no opinion) and the U.S. federal securities laws (as to which we express no opinion).

14. Assuming that the representations and warranties of the Investor and the Company in the Purchase Agreement are true and that the Investors comply with their covenants contained therein, and assuming that the representations and warranties of the Agent and the Company set forth in the Agency Agreement are true and that the Agent and the Company comply with their covenants contained therein, it is not necessary in connection with the offer and sale of the Notes to the Investors to register such offer and sale of the Notes under the Securities Act of 1933, as amended (the “Securities Act”) or to qualify the Indenture under the U.S. Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent resale of any Notes. The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act. We express no opinion as to state securities laws or blue sky laws.

15. The Company is not an “investment company” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

EXHIBIT C

Purchasing Beneficial Owners

Name and Address of Beneficial Owner	DTC Participant Contact Name and Phone Number	DTC Participant #	Principal Amount of Purchased Notes (CUSIP 73933G AA1)
Osterweis Strategic Income Fund	#####	####	$53,000,000

Osterweis Strategic Investment Fund	#####	####	$2,000,000